SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            PHELPS DODGE CORPORATION
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                            PHELPS DODGE CORPORATION
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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
                     (PHELPS DODGE CORPORATION LETTERHEAD)
                        2600 North Central Avenue, Phoenix, Arizona 85004-3014
-------------------------------------------------------------------------------

Douglas C. Yearley
Chairman of the Board, President
and Chief Executive Officer
                                                                   April 1, 1996
Dear Shareholder:

   You are cordially invited to attend the annual meeting of shareholders of Phelps Dodge Corporation to be held at 11:00 a.m. on Wednesday, May 1, 1996, at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona. We hope that you will be able to attend the meeting, at which the business and operations of the Corporation will be reviewed.

   The formal notice of annual meeting and proxy statement are attached to this letter. This material contains information concerning the business to be conducted at the meeting and the nominees for election as directors.

   Even if you are unable to attend the meeting in person, it is important that your shares be represented. Therefore, please complete, date, sign and return the enclosed proxy at your earliest convenience. Approximately 83% of the outstanding shares were represented at last year's meeting, and we would like even greater shareholder participation this year. If you choose to attend the annual meeting, you may, of course, revoke your proxy and cast your votes personally at the meeting.



                                   Sincerely,

                                   /s/ DC YEARLEY

                     (PHELPS DODGE CORPORATION LETTERHEAD)
                          2600 North Central Avenue, Phoenix, Arizona 85004-3014

--------------------------------------------------------------------------------
Notice of Annual Meeting of Shareholders                             May 1, 1996
--------------------------------------------------------------------------------

To the Shareholders of Phelps Dodge Corporation:

   The annual meeting of shareholders of Phelps Dodge Corporation (the "Corporation") will be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on Wednesday, May 1, 1996, at 11:00 a.m., for the following purposes:

   1. To elect four directors;

   2. To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for the Corporation for the year 1996; and

   3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

   Only holders of record of the Corporation's Common Shares at the close of business on March 15, 1996, will be entitled to vote at the meeting.

   Shareholders who do not expect to attend the meeting in person are asked to date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States.

                                        By order of the Board of Directors,
                                                  Robert C. Swan
                                           Vice President and Secretary

Phoenix, Arizona
April 1, 1996

                           PHELPS DODGE CORPORATION
            2600 NORTH CENTRAL AVENUE, PHOENIX, ARIZONA 85004-3014


                               PROXY STATEMENT

   The accompanying proxy is solicited on behalf of the Board of Directors of Phelps Dodge Corporation (the "Corporation") for use at the annual meeting of shareholders to be held on May 1, 1996, and any adjournments thereof. The shareholder giving the proxy may revoke it at any time before it is exercised at the meeting by delivering to the Secretary of the Corporation a written instrument of revocation or a duly executed proxy bearing a later date.


   The only securities of the Corporation entitled to vote at the 1996 annual meeting are its Common Shares, of which 66,708,814 shares were outstanding on March 15, 1996, each entitled to one vote. Only shareholders of record at the close of business on March 15, 1996, will be entitled to vote at the annual meeting. The proxy of any shareholder participating in the Automatic Dividend Investment Service for Phelps Dodge Common Shares, administered by Chemical Bank, will also serve as instructions for the voting of all shares held for the shareholder's account under that service. This proxy statement and the accompanying form of proxy are being first sent to shareholders on or about April 1, 1996.

                           1. ELECTION OF DIRECTORS

   The Board of Directors of the Corporation currently consists of eleven directors. Ten of the directors are divided into three classes, four in Class I, three in Class II and three in Class III. One director currently is unclassified and is a nominee for Class II. The terms of office of the three Class II directors expire at the 1996 annual meeting of shareholders. Mr. Edward L. Addison, a Class I director, has decided for personal reasons not to stand for re-election on May 1, 1996. The directors have voted to decrease the size of the Board from 11 members to 10 members effective upon the election of directors at the annual meeting of shareholders to be held on May 1, 1996.

   The four nominees for election as Class II directors are listed below. The nominees will be elected to serve for a term of three years. The directors' terms will continue until their successors are elected and qualify. Unless otherwise instructed, the persons named in the accompanying proxy will vote FOR the election of such nominees. If for any reason any nominee should not be available for election or able to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

   A plurality of the votes cast at the annual meeting is required for the election of directors. Abstentions and broker non-votes therefore have no effect on the election of directors.


                               AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
         NOMINEE                        AND OTHER DIRECTORSHIPS HELD
    ---------------      -------------------------------------------------------
    Paul W. Douglas      Mr.  Douglas,  69,  was  Chairman  and Chief  Executive
       (Class II)        Officer of   The   Pittston    Company,      Greenwich,
                         Connecticut,  a diversified firm engaged in coal mining
                         and  transportation   services,  from  1984  until  his
                         retirement in 1991. He was President,  Chief  Executive
                         Officer and  Chairman  of the  Executive  Committee  of
                         Freeport-McMoRan   Inc.,  from  1981  to  1983  and  of
                         Freeport  Minerals  Company  from  1975  to  1981.  Mr.
                         Douglas is a director of South American Gold and Copper
                         Company  Limited,  New  York  Life  Insurance  Company,
                         MacMillan  Bloedel  Limited and U.S. Trust  Corporation
                         and a trustee of U.S. Trust Corporation's   subsidiary,
                         United States Trust Company of New York. He has served as a Phelps Dodge director since 1983.

                               AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
         NOMINEE                        AND OTHER DIRECTORSHIPS HELD
    -----------------    -------------------------------------------------------
    William A. Franke    Mr. Franke, 59, has been President of Franke & Company,
       (Class II)        Inc., Phoenix, Arizona, an investment firm, since 1987.
                         He has  been  Chairman  of the  Board of  America  West
                         Airlines, Inc., an airline carrier, since 1992 and Chief Executive Officer since December 1993. He was
                         Chairman of the  Executive  Committee  of America  West
                         Airlines, Inc., from 1992 to 1993 and, since 1994, is the current Chairman of the Executive Committee. He is a director of America West Airlines, Inc. and Central
                         Newspapers, Inc. Mr. Franke is a director and Chairman of the Board of Airplanes Limited, a Jersey limited liability company, and is also a controlling trustee and Chairman of Airplanes U.S. Trust, a Delaware business trust. Mr. Franke has served as a Phelps Dodge director since 1980.

 Southwood J. Morcott    Mr. Morcott, 57, has been Chairman of the Board of Dana
      (Class II)         Corporation, Toledo, Ohio, a worldwide manufacturer and
                         distributor of parts for the vehicular,  industrial and
                         mobile   off-highway   markets,   since  1990.  He  was
                         appointed Chief Executive Officer of Dana Corporation in 1989 and Chief Operating Officer in 1986. Mr.
                         Morcott served as President of Dana Corporation from 1986 to 1995. From 1987 to 1995 he served as Chairman of Hayes-Dana Inc. Mr. Morcott is a director of Dana
                         Corporation, CSX Corporation and Johnson Controls, Inc.
                         He has served as a Phelps Dodge director since 1991.

  J. Steven Whisler      Mr.  Whisler,  41, has been  President  of Phelps Dodge
      (Class II)         Mining Company,  a division of the  Corporation,  since
                         1991 and a Senior  Vice  President  of the  Corporation
                         since 1988. He was a Vice President of the  Corporation
                         from 1987  until  1988 and the  General  Counsel of the
                         Corporation  from 1987 until 1991.  He is a director of
                         Burlington   Northern  Santa  Fe  Corporation,   Unocal
                         Corporation and Southern Peru Copper  Corporation.  Mr.
                         Whisler was elected a Phelps Dodge director on November
                         1, 1995.


   The six directors whose terms will continue after the annual meeting and will expire at the 1997 annual meeting of shareholders (Class III) or the 1998 annual meeting of shareholders (Class I) are listed below.

                           AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
        DIRECTOR                   AND OTHER DIRECTORSHIPS HELD
    --------------      --------------------------------------------------------
    Robert N. Burt      Mr. Burt,  58, has been Chairman of the Board and Chief
      (Class III)       Executive   Officer   of  FMC   Corporation,   Chicago,
                        Illinois, a producer of chemicals and machinery for industry, agriculture and government, since 1991. From
                        1990 to 1993 he was President of FMC Corporation and Executive Vice President from 1988 to 1990. From 1989 to 1991 he was Chairman and Chief Executive Officer of FMC Gold Company. He is a Director of FMC Corporation,
                        FMC Gold Company, and Warner-Lambert Company. Mr. Burt has served as a Phelps Dodge director since 1993.

    Robert D. Krebs     Mr. Krebs,  53, has been President and Chief  Executive
      (Class III)       Officer of Burlington  Northern  Santa Fe  Corporation,
                        Fort  Worth,   Texas,  a  holding  company  engaged  in
                        transportation,  since  1995.  From 1988 to 1995 he was
                        Chairman,  President  and Chief  Executive  Officer  of
                        Santa  Fe  Pacific  Corporation.  He is a  director  of
                        Burlington  Northern  Santa  Fe  Corporation,  Santa Fe
                        Energy   Resources,   Inc.,   Santa  Fe  Pacific   Gold
                        Corporation,  Santa Fe  Pacific  Pipelines,  Inc.,  The
                        Atchison,  Topeka  and  Santa Fe  Railway  Company  and
                        Northern Trust  Corporation.  Mr. Krebs has served as a
                        Phelps Dodge director since 1987.

                             AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
       DIRECTOR                      AND OTHER DIRECTORSHIPS HELD
  ------------------     -------------------------------------------------------
  Douglas C. Yearley     Mr.  Yearley,  60, has been  Chairman  of the Board and
     (Class III)         Chief Executive  Officer of the Corporation  since 1989
                         and President of the Corporation since 1991. He was President of Phelps Dodge Industries, a division of the Corporation, from 1988 until 1990, Executive Vice
                         President of the Corporation from 1987 until 1989 and Senior Vice President of the Corporation from 1982 through 1986. He is a director of J.P. Morgan & Co.,
                         Incorporated and its principal banking subsidiary, Morgan Guaranty Trust Company of New York, Lockheed
                         Martin Corporation,  USX Corporation, and Southern Peru
                         Copper Corporation.  Mr. Yearley has served as a Phelps
                         Dodge director since 1986.

      Paul Hazen         Mr. Hazen,  54, has been  Chairman and Chief  Executive
      (Class I)          Officer  of  Wells  Fargo  &  Company,  San  Francisco,
                         California,  a bank holding company, and of Wells Fargo
                         Bank,  N.A.,  a  national  banking  association,  since
                         January  1, 1995.  He was  President  of Wells  Fargo &
                         Company  and of Wells  Fargo,  Bank  N.A.  from 1984 to
                         1994. He is a director of Wells Fargo & Company,  Wells
                         Fargo Bank,  N.A.,  AirTouch  Communications,  Inc. and
                         Safeway, Inc. Mr. Hazen has served as a Phelps Dodge director since 1988.

   Marie L. Knowles      Mrs.  Knowles,  49, has been Senior Vice  President  of
      (Class I)          Atlantic Richfield Company, Los Angeles,  California, a
                         diversified petroleum products company, and President of ARCO Transportation Company, a company engaged in the operation of petroleum transportation and storage facilities, since 1993. From 1990 to 1993 she was Vice
                         President and Controller of Atlantic Richfield Company.
                         Mrs.  Knowles is a director of ARCO  Chemical  Company.
                         She has served as a Phelps Dodge director since 1994.

   Gordon R. Parker      Mr.   Parker,   60,  was  Chairman  of  Newmont  Mining
      (Class I)          Corporation and Newmont Gold Company, Denver, Colorado,
                         a unified worldwide gold mining company, from 1986 until his retirement at year-end 1994. He was Chief
                         Executive Officer of both companies from 1986 until 1993. Mr. Parker is a director of Caterpillar, Inc.,
                         Gold Fields of South Africa and The Williams Companies,
                         Inc. He was elected a director of Phelps Dodge on February 1, 1995.


   The Board of Directors met eight times during 1995. Various committees of the Board also met during the year, including the Audit Committee, four meetings; the Compensation and Management Development Committee, four meetings; the
Committee on Directors (nominating committee), two meetings; and the Environmental, Health and Safety Committee, three meetings. Average attendance at all Board and committee meetings was 94%.

   The Audit Committee of the Board of Directors, comprising Messrs. Addison, Douglas, Franke, Hazen (Chairman), (Mrs.) Knowles and Krebs, among other functions: (i) reviews and recommends the engagement of the Corporation's independent accountants, including the approval of their fee and the scope and timing of their audit of the Corporation's financial statements; (ii) reviews, with the Corporation's Director of Corporate Audit, the scope and results of the Corporation's internal audit activity; (iii) reviews, with the independent accountants, the Director of Corporate Audit and the Corporation's management, policies and procedures with respect to internal auditing and financial and accounting controls; (iv) reviews, with the independent accountants, the accountants' report on the Corporation's financial statements, their perception of the Corporation's financial and accounting personnel, and their recommendations, if any, for improvements in the Corporation's internal controls and the implementation of such recommendations; and (v) reviews the adequacy and appropriateness of the Corporation's code of business ethics and policies.

   The Compensation and Management Development Committee of the Board of Directors, comprising Messrs. Burt, Douglas, Hazen and Morcott (Chairman), recommends to the Board the compensation of the

Corporation's senior officers, reviews recommendations by management as to the compensation of other officers and key personnel and reviews management's program for the development of individuals to assume positions of responsibility in the Corporation. In addition, the Committee reviews and recommends to the Board incentive compensation awards, grants options, which may be in tandem with stock appreciation rights, and restricted stock under the Corporation's 1993 Stock Option and Restricted Stock Plan (the "1993 Plan").

   The Committee on Directors of the Board of Directors, comprising Messrs. Franke, Krebs (Chairman), Morcott and Parker, studies, and makes recommendations concerning, the composition of the Board of Directors and the committees thereof and reviews the compensation of Board and committee members. The Committee also reviews the qualifications of potential candidates for director of the Corporation and recommends to the Board of Directors nominees for election as directors. The Committee will consider as nominees for director persons recommended by shareholders. Such recommendations should be sent to the Secretary of the Corporation and should include the address of the person and a brief description of his or her qualifications.

   The Environmental, Health and Safety Committee of the Board of Directors, comprising Messrs. Addison (Chairman), Burt, Douglas, (Mrs.) Knowles and Morcott, reviews, among other things, the Corporation's policies with respect to environmental, health and safety matters and the adequacy of management's programs for implementing those policies and reports on such reviews and makes recommendations with respect to those policies to the Board of Directors.

   Directors who are not employees of the Corporation currently receive an annual retainer of $25,000 and a fee of $1,000 for each Board or committee meeting attended or, on a per diem basis, for rendering other special services to the Corporation. As employee directors, Messrs. Yearley and Whisler do not receive the annual retainer or any meeting fees. Under an unfunded plan, a director may elect to defer receipt of his retainer or meeting fees or both to future years and to receive interest thereon at prevailing market rates or to have such amounts deemed invested in the Corporation's Common Shares.

   Directors who have served for at least five years and who have not been employees of the Corporation or any of its subsidiaries are entitled to receive an annual retirement benefit beginning at age 65 (or at their later retirement from the Board) equal to 50% of the annual retainer paid from time to time to active directors and prorated for each year served in excess of five years up to 100% for retired directors who have served for at least ten years. The plan providing for these payments is unfunded, and payments under it are made directly by the Corporation.

   The Corporation provides life insurance for directors who are not and have not been employees of the Corporation or any of its subsidiaries. The amounts of such insurance are $50,000 for active directors and $25,000 for directors who have retired in accordance with the Corporation's Policy on Retirement of Directors.

   Directors who are not, and have not for one year been, employees of the Corporation or its subsidiaries or are not otherwise eligible to participate in any plan of the Corporation or its subsidiaries entitling participants to acquire stock, stock options or stock appreciation rights, are eligible for option grants under the Phelps Dodge 1989 Directors Stock Option Plan (the "Plan"). The number of such eligible directors currently is nine. Up to 171,232 Common Shares may be sold pursuant to options under the Plan. On the first business day following each annual meeting of shareholders, and in no event later than the following June 1, each eligible director will be granted an option to purchase 1,148 Common Shares. The option price is the fair market value of the Common Shares on the day the option is granted and is payable in cash or in Common Shares having a market value equal to the option price or in a combination of cash and Common Shares. Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Exercisable options expire no later than three years after a director terminates his service, unless his service terminates as a result of removal by the shareholders for cause, in which case the options will be cancelled on the date of termination. Options that are not exercisable on the date a director terminates his service will be cancelled on that date unless his service terminates (i) at or after he reaches age 65, having served at least ten years,
(ii) on account of his death or disability or (iii) in compliance with any applicable law or rule of the New York Stock Exchange. In the latter cases, all of a director's outstanding options are immediately and fully exercisable at the time of his termination of service. Each option outstanding at such time as the Corporation's shareholders approve a merger or similar transaction in which the Corporation will not survive as a publicly held corporation, or the Corporation's Common Shares are first purchased pursuant to a third party tender offer, will be cancelled in exchange for a cash payment equal to the excess of the fair market value of the Common Shares on such date over the exercise price of such option multiplied by the number of shares subject to such option. The Plan terminates on the third day following the annual meeting of shareholders to be held in the year 1999. The termination of the Plan will not affect options outstanding at that time.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The following directors served on the Compensation and Management Development Committee of the Board of Directors during all or part of 1995: Messrs. Burt, Dillon, Douglas, Hazen, Krebs and Morcott (Chairman). None of these directors is or has been an officer or employee of the Corporation or any of its subsidiaries or has had any other relationship with the Corporation or any of its subsidiaries requiring disclosure herein under the applicable rules of the Securities and Exchange Commission.

                      BENEFICIAL OWNERSHIP OF SECURITIES

   The following table discloses the number of the Corporation's Common Shares deemed beneficially owned as of February 1, 1996, by each director and each named executive officer of the Corporation and by all directors and current executive officers of the Corporation as a group(a):


                    NUMBER OF                                 NUMBER OF
                     SHARES                                    SHARES
NAME                 (b)(c)           NAME                     (b)(c)
----               ----------         ---------------------   ---------
Edward L. Addison..  6,739            Southwood J. Morcott...   3,996
Robert N. Burt.....  1,427            Gordon R. Parker.......   1,000
Paul W. Douglas....  7,739            Patrick J. Ryan........ 105,440
William A. Franke..  7,739            Thomas M. St. Clair....  91,943
Paul Hazen.........  8,739            J. Steven Whisler(d)... 193,916
Manuel J. Iraola... 90,691            Douglas C. Yearley..... 420,637
Marie L. Knowles...  1,000            Directors and current
Robert D. Krebs....  6,380             executive officers
                                       as a group (13)(e).... 841,946

----------
(a) The percentage of Common Shares beneficially owned by any director and any named executive officer was less than one percent of the Common Shares
    outstanding   on  February  1,  1996;   the   percentage  of  Common  Shares
    beneficially owned by all directors and current executive officers as a group was 1 percent of the Common Shares outstanding on February 1, 1996.

(b) Shares shown as beneficially owned: (i) include restricted shares acquired under the 1993 Stock Option and Restricted Stock Plan as follows: Mr. Iraola, 31,063 shares; Dr. Ryan, 0 shares; Mr. St. Clair, 1,609 shares; Mr. Whisler, 26,780 shares; and Mr. Yearley, 3,308 shares; all current executive officers as a group, 62,760 shares; and (ii) include shares which may be acquired within 60 days by exercise of stock options as follows: Mrs. Knowles and Mr. Parker, 0 shares; Mr. Burt, 382 shares; Mr. Krebs, 4,591 shares; Mr. Morcott, 2,295 shares; Mr. Iraola, 49,033 shares; Dr. Ryan, 94,847 shares; Mr. St. Clair, 70,824 shares; Mr. Whisler, 129,201 shares; and Mr. Yearley, 304,404 shares; each nonemployee director (except Mrs. Knowles, Messrs. Burt, Krebs, Morcott and Parker), 5,739 shares; all directors and current executive officers as a group, 583,686 shares. In addition to the shares in the table shown as beneficially owned, which include shares which may be acquired within 60 days by exercise of stock options, the individuals and group hold additional stock options as follows:
    Mr. Burt, 1,914 shares; Mrs. Knowles and Mr. Parker, 1,148 shares; Mr. Iraola, 59,667 shares; Dr. Ryan, 0 shares; Mr. St. Clair, 51,334 shares; Mr. Whisler, 80,667 shares; and Mr. Yearley, 196,667 shares; each outside director (except Mr. Burt, Mrs. Knowles and Mr. Parker), 2,297 shares; all directors and current executive officers as a group, 406,327 shares.

(c) Each director and named executive officer has sole voting and investment power over the shares shown as beneficially owned except: (i) the restricted shares acquired under the 1993 Stock Option and Restricted Stock Plan as to which each holder has sole voting but no investment power; (ii) shares which may be acquired within 60 days by exercise of stock options as to which each holder has no voting or investment power; and (iii) 2,600 shares as to which Mr. Iraola has shared voting and investment power; and, 111,925 shares as to which Mr. Yearley has shared voting and investment power.

(d) Mr. Whisler was elected a director of the Corporation on November 1, 1995.

(e) Excludes Dr. Ryan as a result of his retirement on June 30, 1995.

                            EXECUTIVE COMPENSATION

   The following table summarizes the compensation paid by the Corporation for 1995, 1994 and 1993 to each of the five named individuals who were executive officers of the Corporation in 1995:

                          SUMMARY COMPENSATION TABLE

                    ANNUAL COMPENSATION(b)                                  LONG TERM COMPENSATION
------------------------------------------------------------ --------------------------------------------------
                                                                        AWARDS              PAYOUTS
                                                             -------------------------- -------------
                                                                                             LONG
                                                     OTHER                                  TERM         ALL
          NAME                                      ANNUAL    RESTRICTED                 PERFORMANCE    OTHER
           AND                   BASE               COMPEN-     STOCK        OPTIONS        PLAN       COMPEN-
        PRINCIPAL               SALARY     BONUS   SATION(c)  AWARDS(d)      GRANTED       PAYOUTS    SATION(f)
        POSITION        YEAR      ($)       ($)       ($)        ($)           (#)           ($)         ($)
----------------------- ----   -------   --------  --------- ------------ ------------- ------------- ---------
DOUGLAS C. YEARLEY      1995   640,000   642,880   48,639          -0-     163,032(a)          -0-      101,270

CHAIRMAN OF THE BOARD   1994   560,000   560,000   24,580          -0-     190,615(a)    203,651(e)      56,000

PRESIDENT, CHIEF        1993   560,000   300,000   34,026          -0-     135,622(a)    207,000(e)      88,756
EXECUTIVE
OFFICER AND DIRECTOR

J. STEVEN WHISLER       1995   340,000   267,200    6,149    1,684,375      63,010(a)          -0-       36,684

SENIOR VICE PRESIDENT   1994   300,000   241,100      -0-          -0-      55,594(a)    109,563(e)      30,000

AND DIRECTOR            1993   300,000   185,300    4,914          -0-      37,612(a)     93,150(e)      39,021
PATRICK J. RYAN(g)      1995   157,000   119,600   22,806          -0-           -0-           -0-       15,700

SENIOR VICE PRESIDENT   1994   293,000   235,300      -0-          -0-      44,426(a)    107,458(e)      29,300

                        1993   293,000   186,800      -0-          -0-      32,000       111,780(e)      34,970
MANUEL J. IRAOLA(h)     1995   275,000   227,600   17,208    1,684,375      50,000             -0-       31,094
SENIOR VICE PRESIDENT

THOMAS M. ST. CLAIR     1995   280,000   186,200    3,631          -0-      40,630(a)          -0-       47,901

SENIOR VICE             1994   270,000   187,200      213          -0-      56,987(a)     99,040(e)      27,000

PRESIDENT AND           1993   270,000   101,000    1,196          -0-      47,304(a)    101,430(e)      37,802
CHIEF FINANCIAL OFFICER


----------

(a) The option grants denoted by "(a)" include reload options, as well as normal compensatory options.

(b) During October 1993, in response to falling copper prices at that time, all merit salary increases for the four named persons who were then executive officers (see footnote (h)) were suspended until January 1, 1995. Amounts shown under "Bonus" were paid under the Annual Incentive Compensation Plan. Amounts shown under "Base Salary" and "Bonus" include any salary or bonus deferred by the executive under the Phelps Dodge Employee Savings Plan (the "Savings Plan") and the Comprehensive Executive Nonqualified Retirement and Savings Plan of Phelps Dodge Corporation (the "Comprehensive Nonqualified Plan").

(c) Tax payment reimbursements.

(d) The 1995 awards reflect a special grant of restricted shares to each of Messrs. Iraola and Whisler. These grants require a five year post-grant service to vest, but are subject to earlier vesting as a result of the recipient's death, disability or retirement or a change in control of the Corporation. Dividends on restricted stock are paid to the holder. On December 31, 1995, the named executives held the following numbers of shares of restricted stock which had the following aggregate values as of such date; Mr. Yearley, 3,308 shares valued at $204,062; Mr. Whisler, 26,780 shares valued at $1,651,991; Mr. Iraola, 31,063 shares valued at $1,916,199; Mr. St. Clair, 1,609 shares valued at $99,255. The aggregate number of restricted shares includes shares received in payment of awards earned under the Corporation's long-term incentive plans (see note (e) below). The reported values are based on the market value of unrestricted shares of the Corporation's stock, as of December 31, 1995, and as such do not reflect any discount attributable to the restrictions on transferability and risk of forfeiture inherent in the restricted stock.

(e) The 1992-1994 Long-Term Performance Plan award was paid 100% in the Corporation's Common Shares restricted as to transferability for a period of two years following the end of the performance review period.

                                        7

    The 1991-1993 Long-Term Performance Plan award was paid one-half in cash and one-half in the Corporation's Common Shares restricted as to transferability for a period of two years following the end of the performance review period.

(f) Amounts shown include the following contributions and accruals by the Corporation for 1995 to the Savings Plan and 1995 accruals under the savings portion of the Comprehensive Nonqualified Plan, respectively, for the benefit of the named executives: Mr. Yearley, $15,000 and $49,000; Mr. Iraola, $15,000 and $12,361; Mr. Whisler, $15,000 and $19,000; Dr. Ryan,
    $15,000 and $700; Mr. St. Clair,  $15,000 and $13,000. For 1993, the figures include earnings on certain amounts accrued for the named executives. Such earnings are not included for 1994 or 1995. Amounts shown also include a payment representing the premiums on whole life insurance policies effective December 29, 1995 for the benefit of the named executives: Mr. Yearley, $37,270; Mr. Iraola, $3,733; Mr. Whisler, $2,684; Mr. St. Clair, $19,901.

(g) Effective June 30, 1995, Dr. Ryan retired from his position as a Senior Vice President of the Corporation.

(h) Effective January 6, 1995, Mr. Iraola was elected a Senior Vice President of the Corporation and President of Phelps Dodge Industries, a division of the Corporation.

                                  STOCK OPTIONS

   Each of the named executives was eligible to receive two types of option grants during 1995: normal option grants and reload option grants. The first type of grant is a compensatory award normally made on an annual basis which is intended to reward each named executive based on the Corporation's future performance. Normal option grants customarily include the right to receive reload options.

   A reload option is granted to an employee who exercises an option with already-owned shares. It replaces the opportunity for future appreciation that the employee would otherwise lose by exercising the original option, while encouraging the employee to increase his share ownership. Reload options provide only limited incremental value to the employee as compared to the options they replace. Reload option grants customarily include the right to receive additional reload options.

   The following table contains information with respect to the normal compensatory option grants and reload option grants made to each named executive during 1995 and the hypothetical value at the time of grant based on a variation of the Black-Scholes model (see footnote (c) on page 9). The Corporation is not aware of any option pricing model which can provide a true assessment of the value of the options. Over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.


                            OPTION GRANTS IN 1995

                         NORMAL      % OF TOTAL
                       AND RELOAD  OPTIONS GRANTED                           GRANT DATE
                        OPTIONS     TO EMPLOYEES    EXERCISE   EXPIRATION     PRESENT
NAME                   GRANTED(a)    IN 1995(b)      PRICE        DATE        VALUE(c)
----                   ----------  ---------------  ---------- ----------   ------------
Douglas C. Yearley.....   100,000      17.3%      $67.3750        12/6/05   $1,117,800
                           24,835                  64.4375        12/4/01      155,100
                           17,625                  64.4375        12/2/02      110,100
                           20,572                  64.4375        12/1/03      128,500
J. Steven Whisler......    40,000      6.7%        67.3750        12/6/05      447,100
                              135                  63.4375         2/7/00          800
                           12,532                  63.4375        12/5/00       77,000
                           10,343                  63.4375        12/4/01       63,600
Patrick J. Ryan........         0
Manuel J. Iraola.......    35,000      5.3%        67.3750        12/6/05      391,200
                           15,000                  53.1250         2/1/05      132,200
Thomas M. St. Clair....    25,000      4.3%        67.3750        12/6/05      279,400
                            5,153                  65.1250        12/4/01       32,500
                            4,824                  65.1250        12/2/02       30,400
                            5,653                  65.1250        12/1/03       35,700

----------

(a) During 1995, normal options were granted in the following amounts to the named executive officers: Mr. Yearley, 100,000; Mr. Whisler, 40,000; Mr. Iraola, 50,000; and Mr. St. Clair, 25,000. The remaining grants disclosed in the table are reload options.

    Options expire no later than the tenth anniversary of the date of grant, plus one day. If an employee retires on his normal retirement date, or early under any pension or retirement plan maintained by Phelps Dodge Corporation or any subsidiary, or dies, his exercisable options terminate no later than the fifth anniversary of his retirement or death. If an optionee's employment terminates for any reason other than retirement or death, his exercisable options terminate no later than 30 days following the termination of his employment.

    Options generally become exercisable in three substantially equal annual installments beginning on the first anniversary of the date of grant or earlier (but not earlier than six months from the date of grant except in the case of death) on (i) an employee's normal retirement date or death,
    (ii) the date an employee ceases to be employed if his employment ceases within two years following a change of control of the Corporation, and (iii) the date the Corporation's Common Shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation.

    Options include limited rights exercisable only in the event the Corporation's Common Shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation. Under these limited rights, an optionee may elect, in lieu of purchasing shares, to relinquish the option with respect to all or any of such shares and to receive a payment equal to (i) the price paid for a Common Share in such merger or similar transaction multiplied by the number of Common Shares the optionee could have purchased less (ii) the total purchase price for that number of Common Shares under the terms of the option.

    Options customarily include the right to receive reload options in the event the optionee exercises an option with already-owned shares. Reload options contain the same expiration dates and other terms as the options they replace except that they have an exercise price per share equal to the fair market value of a Common Share on the date the reload option is granted and become exercisable in full six months after they are granted. Reload options customarily include the right to receive additional reload options.

(b) Illustrates the total number of normal and reload options granted as a percent of the aggregate num- ber of 1995 normal options (810,000 shares) and 1995 reload options (131,506 shares) granted to all employees.

                                        9

(c) The hypothetical present value of the options at the date of grant was determined using a variation of the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used to value options traded on the stock exchanges. However, executive stock options differ from exchange-traded options in several key respects. Executive options are long-term, nontransferable and subject to vesting restrictions, whereas exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The model used here is adapted to estimate the present value of an executive option and considers a number of factors, including the grant price of the option, the volatility of the Corporation's Common Shares, the dividend rate, the term of the option, the time it is expected to be outstanding and interest rates. The Black-Scholes values were derived using as assumptions the following financial factors which existed at essentially the time that the options were granted: volatility of .2279, dividend yield of 3.30%, and interest rates of 5.48% for normal options and 5.47% for reload options. In view of the Corporation's historic exercise experience and the inherent motivation to exercise options early in their terms because of the reload option feature, normal options were assumed to be outstanding for three years at time of exercise and reload options for one year. No downward adjustments were made to the resulting grant-date option values to account for potential forfeiture or nontransferability of the options in question. Because the model is adapted to value executive options and is assumption-based, it only values the options in theory.

   Reload option grants are part of the Corporation's overall program to increase the number of Common Shares owned by its executive officers and other key employees. Traditional option programs generally do not encourage optionees to exercise options prior to the end of their term or to hold the shares received upon such exercise. The Compensation and Management Development Committee adopted the reload option program, with shareholder approval, to encourage option exercises and stock retention by permitting an optionee to exercise an option with already-owned Common Shares and to be restored to the same economic opportunity available immediately prior to such exercise.

   Under the reload program, an employee who exercises an option (the"Original Option") with already- owned shares prior to the end of the option term will receive an additional option (the "Reload Option") covering a number of shares equal to the number used to exercise the Original Option. The Reload Option will be exercisable, beginning six months after grant and continuing for the remaining term of the Original Option, at a price equal to the fair market value of the shares on the date the Original Option is exercised. As a result of the exercise of the Original Option with already-owned shares, the net number of Common Shares held by the employee will increase by the number of shares that has an aggregate market value equal to the "spread" on the option (the "spread" equals the aggregate market price of the option shares on the day of exercise less the aggregate exercise price). Thus, the number of shares covered by the Reload Option plus the number of additional shares received on the exercise of the Original Option will equal the number of shares covered by the Original Option. The program thereby serves to replace the opportunity for future appreciation that an optionee would otherwise lose by exercising an option using already-owned shares. In addition, by inducing option exercises and stock retention, the reload feature offers optionees the opportunity to receive dividends on a greater number of shares than would be the case without such a feature.

   An employee will also benefit from the use of the reload feature if the market price of the underlying shares declines between the date he exercises the Original Option and the expiration date of that option. By encouraging an employee to exercise options with shares, the reload feature enables an employee to protect against a decline in the market price of the Common Shares without losing the potential benefit of a price increase.

   The following table provides information concerning options exercised in 1995 by the named executives and the options held by them at the end of 1995:

   AGGREGATED OPTION EXERCISES IN 1995 AND DECEMBER 31, 1995 OPTION VALUES


                                                                    VALUE OF
                                                  NUMBER OF       UNEXERCISED
                                                 UNEXERCISED      IN-THE-MONEY
                        SHARES                   OPTIONS AT        OPTIONS AT
                       ACQUIRED                   12/31/95          12/31/95
                          ON         VALUE      (EXERCISABLE/    (EXERCISABLE/
         NAME         EXERCISE(a)   REALIZED   UNEXERCISABLE)  UNEXERCISABLE)(b)
-------------------- ----------- ------------ --------------- ------------------
Douglas C. Yearley...   95,162    $2,070,298  241,372/259,699 $1,611,779/779,168
J. Steven Whisler....   49,875     1,704,186  106,191/103,677  1,547,493/319,293
Patrick J. Ryan......   13,334       425,021         94,847/0          973,131/0
Manuel J. Iraola.....        0             0    44,033/64,667    848,009/248,235
Thomas M. St. Clair..   25,000       610,103    55,194/66,964    357,235/214,470

----------

(a) All of the named executives (except Mr. Iraola and Dr. Ryan) used shares already owned by them to pay the exercise price of some or all of the options they exercised in 1995. Mr. Yearley exercised all of the options he exercised in 1995 in this manner. He acquired 32,130 shares on exercise of these options in excess of the shares used to pay the exercise price and received reload options to purchase 63,032 shares. Options for 49,875 and 25,000 were exercised by Mr. Whisler and Mr. St. Clair, respectively, in this manner. The numbers of Common Shares acquired on exercise of these options in excess of the shares used to pay the exercise price were 26,865 and 9,370, respectively.

(b) Value is based on the mean of the high and low prices of the Common Shares on the Consolidated Trading Tape on December 29, 1995 ($61.6875).

                    PENSION AND OTHER RETIREMENT BENEFITS

   The following pension table shows the estimated aggregate annual benefits payable in the form of a straight life annuity commencing at age 65 (i) under the Phelps Dodge Retirement Plan for Salaried Employees (the "Retirement Plan") as supplemented by the supplementary retirement provisions of the Comprehensive Nonqualified Plan that make up amounts limited by the Internal Revenue Code (the "Code") and (ii) under the supplementary retirement provisions of the Comprehensive Nonqualified Plan based on incentive compensation under the Annual Incentive Compensation Plan:

                              PENSION PLAN TABLE


 FINAL AVERAGE
   SALARY AND
    INCENTIVE
  COMPENSATION       ESTIMATED ANNUAL BENEFITS FOR YEARS OF BENEFIT SERVICE INDICATED(c)
                ----------------------------------------------------------------------------
   (a)(b)          10         15         20         25         30         35         40
--------------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
$  316,800      $ 48,820   $ 73,220   $ 97,640   $122,040   $146,440   $170,860   $195,260
$  526,000      $ 82,290   $123,430   $164,580   $205,720   $246,860   $288,010   $329,150
$  722,000      $113,650   $170,470   $227,300   $284,120   $340,940   $397,770   $454,590
$  819,000      $129,170   $193,750   $258,340   $322,920   $387,500   $452,090   $516,670
$  910,000      $143,730   $215,590   $287,460   $359,320   $431,180   $503,050   $574,910
$1,001,000      $158,290   $237,430   $316,580   $395,720   $474,860   $554,010   $633,150
$1,092,000      $172,850   $259,270   $345,700   $432,120   $518,540   $604,970   $691,390
$1,163,000      $184,210   $276,310   $368,420   $460,520   $552,620   $644,730   $736,830
$1,234,000      $195,570   $293,350   $391,140   $488,920   $586,700   $684,490   $782,270
$1,376,000      $218,290   $327,430   $436,580   $545,720   $654,860   $764,010   $873,150

----------

(a) The Retirement Plan provides a member upon retirement at age 65 with a pension for life in a defined amount based upon final average salary and length of benefit service. Under the Retirement Plan, final average salary ("Final Average Salary") is the highest average annual base salary for any consecutive 36-month period plus the average annual incentive compensation for any consecutive 60-month period during a member's last 120 months of employment. Benefit service includes all periods of employment with the Corporation or its participating subsidiaries. Benefits under the Retirement Plan are subject to certain limitations under the Code, and to the extent the result of such limitations would be a benefit less than would otherwise be paid under such Plan, the difference is provided under the supplementary retirement provisions of the Comprehensive Nonqualified Plan. The formula for determining benefits payable under the Retirement Plan takes into account estimated social security benefits payable. The amounts set forth in the table assume maximum social security benefits payable in 1995.

(b) Amounts of annual incentive compensation have been estimated based on the five-year average annual incentive compensation awarded to participating employees for 1991 through 1995. The actual amount of incentive compensation for an individual at any level of Final Average Salary could vary.

(c) The expected credited years of benefit service at normal retirement for the Corporation's four current executive officers as of December 31, 1995, are as follows: Mr. Yearley, 41 years; Mr. Whisler, 43 years; Mr. Iraola, 30 years and Mr. St. Clair, 11 years. The years of service are based on normal retirement for all executive officers under the Retirement Plan and the applicable provisions of the Comprehensive Nonqualified Plan. Dr. Ryan had 25 years of service at his retirement on June 30, 1995.

                 SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

   The Corporation has severance agreements with each of its four executive officers under which the executive would receive a lump sum payment equal to his annual base salary in the event the Corporation terminates his employment, other than for cause or mandatory retirement, or the executive voluntarily terminates his employment because of material reductions in his salary or his position, duties and responsibilities. The terminated executive would also receive (i) outplacement services at a cost up to 15% of his base salary and (ii) the cost of continued coverage for a limited period under the Corporation's group health, life insurance and disability plans.

   The Corporation also has agreements with such executives under which each executive would receive, in the event he ceases to be employed by the Corporation (for a reason other than death, disability, willful misconduct, normal retirement or under certain circumstances a voluntary termination of employment by the executive) within two years following a change of control of the Corporation, a lump sum equal to two times (i) the executive's highest base salary during that year and the prior two years and (ii) the executive's target bonus under the Annual Incentive Compensation Plan for the year in which the change of control occurs. The amount of such payment is subject to reduction if the date an executive ceases to be employed by the Corporation is within 24 months of his normal retirement date or if such amount, plus any other payments that are contingent on such change of control, constitutes an "excess parachute payment" as defined in the Code and the reduction results in a greater net after-tax benefit to the executive. Except under certain circumstances, these change of control agreements expire on November 3, 1997.

   Although normal compensatory options granted by the Corporation generally become exercisable in three substantially equally annual installments beginning on the first anniversary of the date of grant, they also become exercisable in certain change of control situations. Specifically, such options are exercisable (but not earlier than six months from the date of grant) on the date the Corporation's Common Shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation or, in the case of the four executive officers and certain other employees, the date the employee ceases to be employed if he ceases to be employed within two years following a change of control of the Corporation. In addition, such options include limited rights exercisable only in the event the Corporation's Common Shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation. Under these limited rights, an optionee may elect, in lieu of purchasing shares, to relinquish the option with respect to all or any of such shares and to receive a payment equal to (i) the price paid for a Common Share in such merger or similar transaction multiplied by the number of Common Shares the optionee could have purchased less (ii) the total purchase price for that number of Common Shares under the terms of the option.

   The Retirement Plan and the Comprehensive Nonqualified Plan provide for the payment of unreduced benefits to employees who meet liberalized age and length of service requirements and whose employment is terminated by the Corporation or any of its subsidiaries within two years following a change of control of the Corporation.

              COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

   The Corporation's goal is to be the leader in each of the domestic and international mining and manufacturing activities in which it competes. It also seeks to achieve and sustain progressive increases in value for its shareholders, while balancing appropriately the short- and long-term opportunities for the Corporation.

   To meet these objectives, the Corporation employs high caliber, dedicated senior managers who are well trained and results oriented. The Board of Directors established the Compensation and Management Development Committee to provide oversight of the Corporation's compensation and management development programs and to ensure that these programs maximize the Corporation's ability to attract, retain and motivate employees to meet these stated objectives.

   The Committee believes it can motivate senior managers participating in these programs by:

   o Emphasizing the relationship between pay and performance by rewarding managers who bring about solid achievement with regard to key business strategies and specific operational objectives and by increasing the relative amount of compensation at risk as management responsibilities increase.

   o Assuring that the elements of variable compensation are linked as directly as practicable to measurable financial, operational and other forms of performance.

   o  Encouraging stock ownership by executives.

   o Tying pay for performance as closely as possible to success in maximizing the value of the Corporation's stock over the long term.

   The Committee is composed of directors (currently four) who are not employees of the Corporation. It has periodically retained respected independent compensation consultants to advise and assist it in connection with various compensation matters.

EXECUTIVE OFFICER COMPENSATION

   The executive officers are compensated by salaries, annual incentive awards and long-term incentive compensation. Each element focuses on performance in a different but complementary way. Salaries focus on individual performance as well as competence. Annual incentives relate to individual, corporate and, if appropriate, unit performance. Long-term incentive awards, which are paid in the form of stock options, and, from time to time, in restricted stock, create a long-term identity of interest with the shareholders based on the Corporation's performance and related growth of shareholder value.

   The Committee believes that the Corporation competes for its executive talent primarily with similarly sized industrial companies located in the United States. Accordingly, where possible, the Committee compares executive officer compensation to the compensation paid to executives holding similar positions at other publicly-held industrial corporations of a size, measured by revenues, similar to that of the Corporation (referred to below as the "comparison group"). Information concerning a significant number of such companies is provided by independent consultants and, based on the consultants' advice, is believed by the Committee to be generally representative of the compensation paid by all such companies in the United States. Thus, the companies used for comparison purposes in connection with the compensation paid to the Corporation's executive officers are different from, and substantially more numerous than, the companies included in the Peer Group used in the performance graph on page 17 to compare shareholder returns.

   Salaries. Individual salaries for executive officers are generally established by the Board of Directors, on the recommendation of the Committee, to reflect the officers' performance and competence. Salary adjustments are targeted to move salaries to median levels over time for sustained and expected performance and competence. Based on available information, the Committee believes salaries in 1995 for the executive officers were, for those executives relatively new to their position, slightly below the averages of the companies in the comparison group for employees holding similar positions.

   Annual Incentive Compensation. The Annual Incentive Compensation Plan provides the executive officers and certain other officers and managers with compensation based on success in achieving annual individual, corporate and, where appropriate, unit goals. For each executive officer, a target award is determined approximating the median of the annual incentive compensation paid by the comparison group to individuals holding comparable positions. Lower threshold awards and higher maximum awards are also established. Corporate goals are set using return on equity and net cash flow return on investment, both of which are fundamental indicators of the Corporation's performance. The goals are equally weighted and determine 70% of the CEO's total annual incentive compensation, and 60% and 15% of the CFO's and operation executives' awards, respectively. In 1995, Phelps Dodge set records for virtually all operating measures including copper production, net income and earnings per share, operating cash flow, and earnings from operations for our mining and industries divisions. Accordingly, return on equity and net cash flow return on investment were both well above the maximum goals. Based on these results and the Committee's evaluation of performance to individual and, where appropriate, unit goals, the Committee recommended, and the Board approved, Annual Incentive Compensation awards for 1995 above the targeted amounts for the listed executives.

   Stock Options. The Committee uses stock options as the principal method of providing long-term incentive compensation primarily because employees benefit from options, if at all, only to the extent of increases in the value of the Corporation's Common Shares. To further the identity of interest with the shareholders, the executive officers are expected to acquire and own significant numbers of the Corporation's shares.

   The Committee and the Board of Directors have determined that to focus the executives' attention to an appropriate extent on the long-term growth of shareholder value, the targeted compensation levels with respect to the present value of stock options should be approximately midway between the fiftieth and seventy-fifth percentiles of the long-term incentive awards made to executives holding similar positions in companies in the comparison group. Adjustments are made from these levels at the discretion of the Committee based on the performance, career potential, critical skills and prior grant history of the executive officer. Stock options granted to executive officers in 1995 were at or above the targeted levels. All of the Committee's option grants for 1995 were approved by the Board.

   Restricted Stock. The Committee also has made grants of restricted stock to executive officers and a limited number of other key employees under the Corporation's Stock Option and Restricted Stock Plan. In December of 1995, the Committee made special grants of 25,000 shares of restricted stock to each of Messrs.

Iraola and Whisler, two of the executive officers. In both cases the shares of stock are restricted from sale for a period of five years and are forfeited if the individual resigns during the restricted period.

   IRS Limit on Deductibility of Compensation. The Committee has decided that, for the present time, it will not amend any of the Corporation's existing compensation plans in light of Section 162(m) of the Internal Revenue Code.
Section 162(m) generally places a $1 million per person limit on the deduction a publicly-held corporation may take for compensation paid to its chief executive officer and its four other highest compensated "covered employees," excluding for this purpose deferred compensation and, in general, compensation constituting "performance-based" compensation. The Corporation understands that stock options will not be included in the compensation subject to the $1 million deductibility limit. Mr. Yearley deferred $240,000 of his salary in 1995. As a result of the Corporation's record performance in 1995 and the related above-target incentive compensation award to Mr. Yearley, his compensation subject to Section 162(m) exceeded one million dollars resulting in a loss of income tax deductions having a value of approximately $48,000.

CEO COMPENSATION

   Douglas C. Yearley, the Chief Executive Officer of the Corporation, received a base salary of $640,000 in 1995, an Annual Incentive Compensation Plan award of $642,880 for 1995 performance to stated goals, and a compensatory option grant in 1995 to purchase 100,000 Common Shares. As discussed above under "Stock Options," Mr.Yearley also received in 1995, under a program available to all optionees, 63,032 reload options in connection with his use of already-owned shares to pay the exercise price of other options. The number of reload options granted to employees is equivalent to the number of shares that they transfer to the Corporation to exercise their existing options.

   The first 70% of Mr. Yearley's Annual Incentive Compensation Plan award was determined on the basis of the actual return on average equity and net operating cash flow return on average capital as compared to goals set at the beginning of the year. The Corporation's performance was well above the maximum goals for return on average equity and for net operating cash flow return on average capital. The remaining 30% of Mr. Yearley's award was based on the Committee's judgment as to his performance with regard to individual goals pertaining to the growth and strategic positioning of Phelps Dodge Mining Company, the growth of Phelps Dodge Industries' core businesses, and the development of the Company's human assets. Based on its judgment as to Mr. Yearley's performance in these respects, the Committee recommended, and the Board approved, an above-target award to him as to this part of his incentive compensation. Mr. Yearley's compensatory stock option grant, which was above the targeted level, was based on the policy discussed above under "Stock Options," including the Committee's evaluation of Mr. Yearley's overall performance during 1995, his potential and critical skills, and the number of stock options and the number of shares of restricted stock that had been previously granted to him.

   The Committee believes that Mr. Yearley's 1995 salary was below the 1995 median paid by comparable companies to their CEOs, but an above-target annual incentive award and an above-target stock option grant bring the total value of the compensation package to an above average level, and well in line with the Company's outstanding performance during 1995.

CONCLUSION

   The Committee will continue to evaluate the Corporation's compensation programs to best enable the Corporation to employ and motivate high caliber, dedicated people. Such employees, properly motivated, are believed to be key to achievement of the Corporation's goal to be the international leader in the mining and manufacturing activities in which it competes and the related enhancement of shareholder value over the long term.


                                    THE COMPENSATION AND MANAGEMENT
                                    DEVELOPMENT COMMITTEE

                                    Southwood J. Morcott, Chairman

                                    Robert N. Burt

                                    Paul W. Douglas

                                    Paul Hazen

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                      INCLUDING REINVESTMENT OF DIVIDENDS

                        12/90     12/91     12/92     12/93     12/94     12/95
                        -----     -----     -----     -----     -----     -----

Phelps Dodge             $100      $124      $186      $193      $252      $262
S&P 500                  $100      $130      $140      $155      $157      $215
S&P Metals Misc          $100      $113      $121      $135      $157      $174
Dow Jones Nonferrous     $100      $113      $163      $159      $205      $425
    Metals-Other


                       COMPARATIVE TEN-YEAR TOTAL RETURNS
                      INCLUDING REINVESTMENT OF DIVIDENDS


                   12/85  12/86  12/87  12/88  12/89  12/90  12/91  12/92  12/93  12/94  12/95
                   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
Phelps Dodge        $100   $ 90   $205   $237   $318   $321   $397   $597   $621   $811   $841
S&P 500             $100   $119   $125   $146   $192   $186   $242   $261   $287   $291   $400
S&P Metals Misc     $100   $ 93   $163   $215   $247   $235   $265   $284   $317   $370   $409

                2. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

   On the recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Corporation for the year 1996, subject to ratification by the shareholders at the annual meeting. Price Waterhouse LLP or a predecessor firm has been the independent accountants for the Corporation since 1915. A representative of Price Waterhouse LLP will be present at the annual meeting of shareholders with the opportunity to make a statement if he so desires and to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                                OTHER MATTERS

   The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

   All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with any instructions specified on such proxy and, where no instruction is specified, as indicated on such proxy.

   It is the policy of the Corporation that, except under limited circumstances, each shareholder proxy card, ballot and voting tabulation that identifies any shareholder will be kept confidential and that the receipt and tabulation of such votes will be conducted by independent third parties, including the Corporation's transfer agent and its proxy solicitation firm, and not by employees of the Corporation.

   The cost of soliciting proxies for the meeting will be borne by the Corporation. The Corporation has retained Morrow & Co., Inc., 909 Third Avenue, New York, N.Y. 10022-4799 to assist in soliciting proxies for a fee estimated at $12,500 plus reasonable expenses. Morrow & Co., Inc. and some officers and other employees of the Corporation may solicit proxies in person and by telephone or otherwise. The Corporation may also reimburse brokers and others who are record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

   On June 1, 1995, the Corporation purchased directors' and officers' liability insurance policies from National Union Fire Insurance Company of Pittsburgh, Pa., Aetna Casualty and Surety Company, Continental Casualty Company, Federal Insurance Company and XL Insurance Company, each for a one-year term ending June 1, 1996, at premiums of $569,596, $174,095, $58,425, $66,300 and $50,000,
respectively. The policies insure (i) directors, officers, division presidents and vice presidents of the Corporation and its subsidiaries, and employees who are fiduciaries of employee benefit plans of the Corporation and its subsidiaries, against certain liabilities they may incur in the performance of their duties and (ii) the Corporation against any obligation to indemnify such persons against such liabilities.

   During May 1995, the Corporation made an interest free bridge loan in the amount of $280,000 to Mr. Iraola in conjunction with his relocation to the Corporation's headquarters in Phoenix. The loan was repaid in full during December 1995.

                              PROPOSALS FOR 1996

   The Corporation will review for inclusion in next year's proxy statement shareholder proposals received by December 2, 1996. Proposals should be sent to the Secretary of the Corporation, 2600 North Central Avenue, Phoenix, Arizona 85004-3014.

                            ANNUAL REPORT FOR 1995

   The annual report of the Corporation for the year 1995, including financial statements, is being furnished concurrently with this proxy statement to persons who were shareholders of record as of March 15, 1996, the record date for the annual meeting. The annual report does not form part of the material for the solicitation of proxies.



                                     By order of the Board of Directors,
                                              Robert C. Swan
                                        Vice President and Secretary



Phoenix, Arizona
April 1, 1996

PROXY CARD SIDE 1
                             PHELPS DODGE CORPORATION


   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHELPS DODGE CORPORATION



The undersigned  shareholder of Phelps Dodge Corporation  hereby appoints Edward
L. Addison, Paul W. Douglas, William A. Franke and Douglas C. Yearley, or any of them, proxies of the undersigned, each with power of substitution, at the annual meeting of shareholders of the Corporation to be held at the Arizona Biltmore Hotel, 24th street and Missouri Avenue, Phoenix, Arizona, on May 1, 1996, at 11:00 a.m., and at any adjournments thereof, to vote all Common Shares of the Corporation held or owned by the undersigned, including any which may be held for the undersigned's account under the Automatic Dividend Investment Service for Phelps Dodge Common Shares administered by Chemical Bank.

The proxies are instructed to vote as directed below, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted FOR Management Proposals 1 and 2 as recommended by the Board of Directors.

Management Proposals:

The Board of Directors recommends you vote FOR Management Proposals 1 and 2.

Proposal 1:  Election of Directors  for the  respective  terms  specified in the
             Proxy Statement: Messrs. Douglas, Franke, Morcott and Whisler.


     FOR all            WITHHELD           WITHHELD for the following only
     nominees      for all nominees       (write name(s) of nominee(s) below)


     [      ]           [       ]         ------------------------------------


                          PLEASE SIGN ON REVERSE SIDE
                              AND RETURN PROMPTLY

--------------------------------------------------------------------------------
PROXY CARD SIDE 2
--------------------------------------------------------------------------------

                                     PROXY


Proposal 2: Ratification of independent public accountants.

                                     FOR  [  ]    AGAINST  [  ]  ABSTAIN  [  ]







                                     Dated:
                                           ------------------------------------

                                     Signature:
                                               --------------------------------

                                     Signature:
                                               --------------------------------

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------

PROXY CARD SIDE 1
                               CONFIDENTIAL PROXY

                       PHELPS DODGE EMPLOYEE SAVINGS PLAN

    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHELPS DODGE CORPORATION


To M & I Marshall & Ilsley Trust Company of Arizona, Trustee:

         I hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders of Phelps Dodge Corporation to be held on Wednesday, May 1, 1996, and accompanying Proxy Statement. I hereby instruct you to vote in person or by proxy, at such meeting and at any adjournments thereof all the Phelps Dodge Corporation Common Shares credited to my account under the Phelps Dodge Employee Savings Plan ("SP") as indicated below, and in your or your proxies' discretion on all other matters.
         You are instructed to vote the shares credited to my account as directed on the reverse side.

         UNLESS WE RECEIVE INSTRUCTIONS FROM YOU THE NUMBER OF SHARES CREDITED TO YOUR ACCOUNT AS OF THE RECORD DATE, MARCH 15, 1996, WILL NOT BE VOTED AT THE MEETING.

                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE

               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

--------------------------------------------------------------------------------
PROXY CARD SIDE 2

The Board of Directors recommends you vote FOR Management Proposals 1 and 2.

Proposal 1: Election of Directors for the term specified in the Proxy Statement:
Messrs. Douglas, Franke, Morcott and Whisler


[  ]  FOR all nominees                      [  ]  WITHHELD for all nominees

                                            WITHHELD for the following only
                                            (write name(s) of nominees(s) below)

                                            ------------------------------------

Proposal 2: Ratification of independent public accountants

[  ]  FOR                      [  ]  AGAINST                      [  ]  ABSTAIN


The proxies are instructed to vote as directed above, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted FOR Management Proposals 1 and 2 as recommended by the Board of Directors.


Signature(s)                                                    Date
           -----------------------------------------------------    -----------


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

PROXY CARD SIDE 1
                                      PROXY

                            PHELPS DODGE CORPORATION

    Solicited on Behalf of the Board of Directors of Phelps Dodge Corporation



         The undersigned shareholder of PHELPS DODGE CORPORATION hereby appoints EDWARD L. ADDISON, PAUL W. DOUGLAS, WILLIAM A. FRANKE and DOUGLAS C. YEARLEY, or any of them, proxies of the undersigned, each with power of substitution, at the meeting of shareholders of the Corporation to be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on Wednesday, May 1, 1996 at 11:00 a.m., and at any adjournments thereof, to vote all Common Shares of the Corporation held or owned by the undersigned, including any which may be held for the undersigned's account under the Automatic Dividend Investment Service for Phelps Dodge Common Shares administered by Chemical Bank.


                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY



--------------------------------------------------------------------------------
PROXY CARD SIDE 2

The Board of Directors recommends you vote FOR Management Proposals 1 and 2.

Proposal 1: Election of Directors for the term specified in the Proxy Statement:
Messrs. Douglas, Franke, Morcott and Whisler


[  ]  FOR all nominees                      [  ]  WITHHELD for all nominees

                                            WITHHELD for the following only
                                            (write name(s) of nominees(s) below)

                                            ------------------------------------

Proposal 2: Ratification of independent public accountants

[  ]  FOR                      [  ]  AGAINST                      [  ]  ABSTAIN


The proxies are instructed to vote as directed above, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted FOR Management Proposals 1 and 2 as recommended by the Board of Directors.


Signature(s)                                                    Date
           -----------------------------------------------------    -----------


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------